U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2015

ADVANCED EMISSIONS SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54992	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, Colorado	80129
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 734-1727

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On March 3, 2015, the Compensation Committee of the Board of Directors of Advanced Emissions Solutions, Inc. (the “Company”) approved retention bonuses (the “Retention Bonuses”) for the following executive officers of the Company: (i) Jonathan Lagarenne, Executive Vice President; (ii) Christine Amrhein, General Counsel and Secretary; and (iii) Sharon Sjostrom, Chief Technology Officer. Under the terms of the Retention Bonuses, the Company will pay each of these executives a cash bonus in the amount of $50,000, as long as such executive is employed by the Company or any related entity of the Company on December 31, 2015, with such bonus to be paid on or before March 15, 2016. The Retention Bonuses were approved in recognition of the value that each executive officer adds to the Company and in encouragement of their continued service to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2015

Advanced Emissions Solutions, Inc.
Registrant

/s/ L. Heath Sampson
L. Heath Sampson
Chief Financial Officer and Treasurer